Exhibit 99.1 NEWS RELEASE MATERION CORPORATION TO ACQUIRE OPTICS BALZERS COMBINATION CREATES A GLOBAL LEADER IN OPTICAL THIN FILM COATINGS MAYFIELD HEIGHTS, Ohio, June 8, 2020 -- Materion Corporation (NYSE:MTRN) today announced it has entered into a definitive agreement to acquire Optics Balzers, AG, an industry leader in thin film optical coatings. Transaction Highlights: . Acquiring leading optical thin film coating solutions provider with a highly complementary geographic, product, and end market mix . Transaction values Optics Balzers at 12x trailing twelve-month (TTM) EBITDA, or 8x pro forma for synergies . Accretive to growth, EBITDA margin, and 2021 earnings . Closing expected in third quarter 2020 Materion will host a conference call today at 9:00 a.m. EDT to review the transaction and key investment highlights in more detail. Established in 1946, Optics Balzers is a pioneer in thin film optical coatings with a strong brand name and reputation for quality. The team has demonstrated an unmatched ability to develop proprietary technology and create value for global customers in attractive high- growth markets. Optics Balzers maintains a very strong European presence with two R&D and manufacturing locations in Liechtenstein and Germany. In addition, Optics Balzers recently launched a state-of-the-art manufacturing facility in Malaysia which has been a key enabler for growth in Asia. The entire management team, talented global workforce, and facilities will be merged with the Precision Coatings business segment. With this acquisition, Materion further accelerates its transformation into a global advanced materials solutions provider and significantly expands its geographic reach, extending beyond its core of North America to include Europe and Asia. Complementary technologies across the electromagnetic spectrum boost the capabilities of the combined thin film optical coatings portfolio and position Materion to capitalize on key megatrends in the areas of life science, consumer, and industrial. “We have long held a deep amount of respect and appreciation for the Optics Balzers business. Their technical capabilities, product portfolio, end market, and geographic mix, combined with their talented leadership team, make them the ideal partner to accelerate our global growth. The combination creates a global industry leader in optical thin film coating solutions,” stated Jugal Vijayvargiya, President and CEO.

Dr. Detlev Häusler, CEO of Optics Balzers, added, “We are extremely excited to partner with Materion to create this strategic combination to fully leverage the growth potential across all of the markets we serve. Our combined global reach, technical capabilities, and in-house talent should create tremendous value for our customers and expand opportunities for our employees.” The transaction is valued at approximately $160 million and represents an enterprise multiple of 12x on a TTM basis and 8x pro forma for synergies. The acquisition is expected to be accretive to our overall growth rate, EBITDA margin, and earnings in the first year, excluding one-time acquisition-related costs. Materion intends to fund the all-cash transaction with a combination of cash on hand and borrowings under its revolving credit facility. Pro forma for the acquisition, net debt to EBITDA is expected to rise modestly to 0.4x on a TTM basis. Materion’s balance sheet remains strong and continues to offer meaningful financial flexibility. Optics Balzers had approximately $67 million in sales on a TTM basis. Closing is planned for the third quarter of 2020, subject to regulatory clearance. Wells Fargo Securities, LLC served as financial advisor and Jones Day and Baker McKenzie served as legal advisors to Materion. CONFERENCE CALL INFORMATION Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, June 8, 2020. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until June 22, 2020 by dialing (877) 481-4010 or (919) 882-2331; please reference replay ID number 35230. The call will also be archived on the Company’s website. ABOUT MATERION Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems. FORWARD-LOOKING STATEMENTS Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements, in particular, the outlook provided above. Our actual future performance may materially differ from that contemplated by the forward- looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein, our ability to successfully consummate the acquisition of Optics Balzers; our ability to achieve the strategic and other objectives related to the proposed acquisition of Optics Balzers, including any expected synergies; our ability to successfully integrate the Optics Balzers business and 2 achieve the expected results of the acquisition, including, without limitation, the acquisition being accretive in the expected timeframe or at all; the ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; health issues, litigation and regulation relating to our business; our ability to achieve and/or maintain profitability; significant cyclical fluctuations in our customers’ businesses, competitive substitutes for our products; risks associated with our international operations; and other factors disclosed in periodic reports filed with the Securities and Exchange Commission. Consequently, these forward-looking statements should be regarded as the Company’s current plans, estimates, and beliefs. The Company does not undertake and specifically declines any obligation to update or publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Investor Contact: Media Contact: Stephen F. Shamrock John G. McCloskey (216) 383-4010 (216) 383-6835 stephen.shamrock@materion.com john.mccloskey@materion.com https://materion.com Mayfield Hts-g 3